Exhibit 23-B







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sprint Corporation on Form S-8 of our report dated February 2, 1999, on Sprint Spectrum Holding Company, L.P. and subsidiaries appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

Kansas City, Missouri
July 14, 2000